                                                                    EXHIBIT 99.1

                              CROMPTON CORPORATION
                            OFFER FOR ALL OUTSTANDING
                          9 7/8% SENIOR NOTES DUE 2012
                      AND THE RELATED SUBSIDIARY GUARANTEES
                                       AND
                       SENIOR FLOATING RATE NOTES DUE 2010
                      AND THE RELATED SUBSIDIARY GUARANTEES
                                 IN EXCHANGE FOR
                          9 7/8% SENIOR NOTES DUE 2012
                      AND THE RELATED SUBSIDIARY GUARANTEES
                                       AND
                       SENIOR FLOATING RATE NOTES DUE 2010
                      AND THE RELATED SUBSIDIARY GUARANTEES
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

              , 2004

To Our Clients:

         Enclosed for your consideration is a prospectus, dated         , 2004
(the "Prospectus"), relating to the offer (the "Exchange Offer") of Crompton Corporation, ("Crompton") to exchange its 9 7/8% Senior Notes due 2012, its Senior Floating Rate Notes due 2010, and the Subsidiary Guarantees related to each series which have been registered under the Securities Act of 1933, as amended, (individually a "New Note" and collectively, the "New Notes"), for a like principal amount at maturity of Crompton's issued and outstanding 9 7/8% Senior Notes due 2012, Senior Floating Rate Notes due 2010 and the Subsidiary Guarantees related to each series (individually an "Old Note" and collectively, the "Old Notes") from the registered holders thereof, upon the terms and subject to the conditions described in the Prospectus. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. You may only tender your Old Notes by book-entry transfer of the Old Notes into the exchange agent's account at The Depository Trust Company.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on

             , 2004 unless extended by Crompton. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        Your attention is directed to the following:

        1.      The Exchange Offer is for any and all Old Notes.

        2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer-Conditions to the Exchange Offer."

        3. Any transfer taxes incident to the transfer of Old Notes from the holder to Crompton will be paid by Crompton.

        4.      The Exchange Offer expires at 5:00 p.m., New York City time, on
                           , 2004 unless extended by Crompton.

        If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Crompton with respect to the Old Notes.

        This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus.

        Please tender the Old Notes held by you for my account as indicated below:

- Please tender the Old Notes held by you for my account as indicated below:

                          AGGREGATE PRINCIPAL AMOUNT AT
                              MATURITY OF OLD NOTES

                   9 7/8% Senior Notes due 2012: $____________

               Senior Floating Rate Notes due 2010: $____________

-       Please do not tender any Old Notes held by you for my account.

        Dated:____________, 2004

        Signature(s):___________________________________________________________

        Print Name(s) here:_____________________________________________________

        Print Address(es):______________________________________________________

        Area Code and Telephone Number(s):______________________________________

        Tax Identification or Social Security Number(s):________________________

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.

                                        3